UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  December 13, 2024

IRIS ACQUISITION CORP

(Exact name of registrant as specified in its charter)

Delaware	001-40167	85-3901431
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3rd Floor Zephyr House

122 Mary Street, George Town

PO Box 10085

Grand Cayman KY1-1001, Cayman Islands

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: 971 43966949

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Units, each consisting of one share of Class A Common Stock and one-fourth of one Redeemable Warrant	IRAAU	OTC Pink

Class A Common Stock, par value $0.0001 per share	IRAA	OTC Pink

Warrants, each exercisable for one share of Class A Common Stock $11.50 per share	IRAAW	OTC Pink

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01. Other Events.

On December 13, 2024, Iris Acquisition Corp (the “Company”) was notified that on July 24, 2024, Hannah Immunotheraputics, LLC, an affiliate of Chris Kim, the Chief Executive Officer of Liminatus Pharma, LLC, the counterparty to the Company’s business combination, agreed to loan the buyer of the former managing member of the Company’s sponsor, Iris Acquisition Holdings, LLC (the “Sponsor”), approximately $1.12 million, to facilitate the acquisition of the former managing member by the buyer (the “Acquisition”). As a result of the Acquisition, the former managing member, Columbass Limited, resigned as managing member of the Sponsor on October 30, 2024, and Iris Equity Holdings LLC was appointed as managing member of the Sponsor. Other than repayment of the principal and interest on the loan, which is anticipated to be repaid soon, Mr. Kim has stated that he has no affiliation or other relationship with the Sponsor, any of the Sponsor’s members, including the former and new managing member or the buyer of the former managing member of our Sponsor.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IRIS ACQUISITION CORP
Date: December 18, 2024
	By:	/s/ Sumit Mehta
Name: Sumit Mehta
Title: Chief Executive Officer